Exhibit 16

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustee of FundVantage Trust (the “Trust”) hereby constitutes and appoints Joel L. Weiss, President and CEO of the Trust and Christine S. Catanzaro, Treasurer and CFO of the Trust, and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, in all capacities, to execute and to file any Registration Statement of the Trust and any and all amendments thereto under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, covering, among other things, the registration of the Trust as an investment company and the sale of shares of the series of the Trust, including offerings in connection with a reorganization, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. The undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned Trustee hereby executes this Power of Attorney as of this 30th day of April, 2025.

[Signature Page for FundVantage Trust Power of Attorney follows on next page]

/s/ Robert J. Christian
Robert J. Christian

/s/ Iqbal Mansur
Iqbal Mansur

/s/ Nicholas M. Marsini, Jr.
Nicholas M. Marsini, Jr.

/s/ Nancy B. Wolcott
Nancy B. Wolcott

/s/ Stephen M. Wynne
Stephen M. Wynne